EXHIBIT 23.1 Consent of Independent Auditor

                          BRAVERMAN INTERNATIONAL, P.C.
                               1255 McDonald Drive
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman International,P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated August 3, 2005, except for
Note 9, as to which the date is December 23, 2005, on the Financial Statements of Fuego Entertainment, Inc. as of May 31, 2005 in the accompanying Form SB-2.


/s/ Braverman International, P.C.
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Braverman International, P.C.
Prescott, AZ
March 30, 2006